AMENDED AND RESTATED MEMBERSHIP INTEREST PURCHASE AGREEMENT
AMONG
New America Energy Corp., Title King, LLC and the Sole Unitholder of Title King, LLC.

THIS AMENDED AND RESTATED MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Agreement”) is dated as of January 22, 2014, by and among New America Energy Corp., a Nevada corporation located at 1111 Alderman Drive, Suite 210, Alpharetta, GA 30005 (“NECA”) and Jeffrey Canouse, the sole member (the “Unitholder”) of Title King, LLC, a Georgia limited liability company (the “Company”). The Company and the Unitholder are hereinafter, jointly and severally, referred to as the “Seller” or “Sellers” as the context may require.

WHEREAS, NECA, the Unitholder and the Company entered into that certain membership interest purchase agreement dated as of September 17, 2013, pursuant to which NECA purchased 100% of the membership interests;in the Company from the Unitholder in exchange for issuing certain shares of NECA to the Unitholder (the “Original Agreement”),

WHEREAS, NECA, the Unitholder and the Company desire to amend and restate the Original Agreement to clarify certain obligations of NECA arising out of the purchase of 100% of the membership interests in the Company, among other changes.

NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the Sellers and NECA agree as follows:

1. Sale of the Units. Upon the terms and conditions set forth in this Agreement, the Sellers shall sell, assign, and transfer to NECA at the closing of this Agreement (the “Closing”), free and clear of all liens and encumbrances and NECA, upon the basis of the covenants, warranties and representations of the Sellers set forth herein, shall purchase from the Sellers at the Closing all of said Units of the Company owned by the Sellers, which the Seller’s represent as being all of the outstanding Units of the Company.

2. Purchase Price. Subject to the terms of this Agreement and in reliance on the representations and warranties of the Sellers, NECA shall purchase the Company Units, and in full consideration therefor, shall pay the Sellers consideration (the “Purchase Price”) consisting of Fifty Million (50,000,000) shares of common stock of NECA to be delivered within 30 days of the Closing Date to Jeffrey Canouse.

3. Representations and Warranties of the Sellers. Where a representation contained in this Agreement is qualified by the phrase “to the best knowledge of the Sellers” (or words of similar import), such expression means that, after having conducted a due diligence review, the Sellers believe the statement to be true, accurate, and complete in all material respects. Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known. The Sellers represent and warrant to NECA as follows:

(a) Power and Authority. The Sellers have full power and authority to execute, deliver, and perform this Agreement and all other agreements, certificates or documents to be delivered in connection herewith, including, without limitation, the other agreements, certificates and documents contemplated hereby (collectively the “Other Agreements”).

(b) Binding Effect. Upon execution and delivery by the Sellers, this Agreement and the Other Agreements shall be and constitute the valid, binding and legal obligations of the Sellers, enforceable against the Sellers in accordance with the terms hereof and thereof, except as the enforceability hereof or thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(c) Effect. Neither the execution and delivery of this Agreement or the Other Agreements nor full performance by the Sellers of their obligations hereunder or thereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of the Operating Agreement or any other regulatory document or agreement of the Company or, subject to obtaining any and all necessary consents, of any contract, commitment or other obligation of the Company or necessary for the operation of the Company’s business (the “Business”) following the Closing or any other material contract, commitment, or other obligation to which the Company is a party, or create or result in the creation of any encumbrance on any of the property of the Company. Except as otherwise disclosed to NECA before the date of this Agreement, the Company is not in violation of its Operating Agreement, or of any indebtedness, mortgage, contract, lease, or other agreement or commitment.

(d) No Consents. No consent, approval or authorization of, or registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Closing Date, need to be obtained or made by the Sellers prior to the Closing Date to authorize the execution, delivery and performance by the Sellers of this Agreement or the Other Agreements.

(e) Capitalization. As of the date of this Agreement, the Units of the Company are duly and validly issued and outstanding, fully paid, and non-assessable. There are no outstanding options, contracts, commitments, warrants, preemptive rights, agreements or any rights of any character affecting or relating in any manner to the issuance of the Company Units or other securities or entitling anyone to acquire the Company Units or other securities of the Company.

(f) Company Unit Ownership. The Sellers have good, absolute, and marketable title to all of the Company Units as described herein. The Sellers have the complete and unrestricted right, power and authority to sell their Units pursuant to this Agreement. The delivery of the Company Units as herein contemplated will vest in NECA good, absolute and marketable title to the Units of the Company, as described herein, free and clear of all liens, claims, encumbrances, and restrictions of every kind.

(g) Organization and Standing of the Company. The Company is a duly organized and validly existing limited liability company in good standing under the laws of the state of Georgia, with all requisite corporate power and authority to carry on the Business as presently conducted in each of the jurisdictions where it is currently doing business.

(h) Company Subsidiaries. The Company has no subsidiaries.

(i) Employees. On the date of this Agreement, the Company has one employee, Jeffrey Canouse. To the best knowledge of Sellers, the Company has been for the past four years, and currently is, in material compliance with all federal, state and local regulations or orders affecting employment and employment practices (including those regulations promulgated by the Equal Employment Opportunity Commission), including terms and conditions of employment and wages and hours. At the Effective Date, the Company will have no obligation to make any payment to any past or present employees, officers or directors or independent contractors, other than compensation paid in the ordinary course of business.

(j) Financial Statement. The Sellers shall furnish NECA financial statements of the Company and the related statement of income and retained earnings for the period requested by NECA, ( the “Financial Statements”). The Financial Statements (i) are in accordance with the books and records of the Company; (ii) fairly present the financial condition of the Company at such dates and the results of its operations for the periods therein specified; (iii) were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods; and (iv) with respect to all contracts and commitments of the Company, reflects adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income. Specifically, but not by way of limitation, the Financial Statements disclose all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) of the Company on the dates therein specified (except such debts, liabilities, and obligations as are not required to be reflected therein in accordance with generally accepted accounting principles).

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(k) Present Status. Since the dates reflected on the Financial Statements ( the “Financial Statement Date”), the Company has not (i) incurred any material obligations or material liabilities, absolute, accrued, contingent, or otherwise, except current trade payables; (ii) discharged or satisfied any liens or encumbrances, or paid any obligations or liabilities, except current Financial Statement liabilities and current liabilities incurred since the dates reflected on the Financial Statement, in each case, in the ordinary course of business; (iii) declared or made any Unitholder payment or distribution or purchased or redeemed any of its securities or agreed to do so; (iv) mortgaged, pledged, or subjected to lien, encumbrance, or charge any of its assets except as shall be removed prior to or at the Closing Date; (v) canceled any debt or claim; (vi) sold or transferred any assets of a material value except sales from inventory in the ordinary course of business; (vii) suffered any damage, destruction, or loss (whether or not covered by insurance) materially affecting its properties, business, or prospects; (viii) waived any rights of a material value; (ix) entered into any transaction other than in the ordinary course of business. Further, since the dates reflected on the Financial Statement, there has not been any change in or any event or condition (financial or otherwise) affecting the property, assets, liabilities, operations, or prospects of the Company, other than changes in the ordinary course of its business, none of which has (either when taken by itself or taken in conjunction with all other such changes) been materially adverse.

(l) Tax Returns and Audits. As of the date of this Agreement, the Company has duly filed all federal, state, and local tax returns as required to be filed by it (including, but not limited to, all payroll or other employment related tax returns), and has paid all federal, state and local taxes, including, but not limited to all payroll and employment taxes, required to be paid with respect to the periods covered by such returns. The Company has not been delinquent in the payment of any tax, assessment, or governmental charge, and has not had any tax deficiencies proposed or assessed against it and has not executed any waiver of the statute of limitations on the assessment or collection of any tax.

(m) Litigation. The Company has disclosed all litigation, arbitrations, claims, governmental or other proceedings (formal or informal), or investigations pending, threatened, or in prospect (or any basis therefor known to the Sellers) with respect to the Company, or any of its Business, properties, or assets prior to the execution of this Agreement. The Company is not affected by any present or threatened strike or other labor disturbance or, to the knowledge of the Sellers, is any union attempting to represent any employee of the Company as collective bargaining agent. The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor are the Sellers or the Company required to take any action in order to avoid such a violation or default.

(n) Compliance with Laws and Regulations. The Company is in material compliance, with all laws, ordinances, codes, restrictions, regulations (environmental and otherwise) and other legal requirements applicable to the conduct of the Business, the noncompliance with which would be likely to have a material adverse effect on the Business; and there are no lawsuits or proceedings pending or, to their knowledge, threatened with respect to the foregoing.

(o) No Defaults. The Company is not in default under any provision, of any lease, contract, commitment, obligation, note, bond, debenture, mortgage, indenture, security agreement, guaranty, or other instrument of indebtedness, and no existing condition exists which, with the giving of notice or the passage of time, or both, would constitute such a default, in either case, which default is or would be likely to have a material adverse effect on the Business.

(p) Permits and Approvals. The Company has all permits and approvals required for the conduct of the Business and is not in material default under any permit, approval or qualification, which default is likely to have a material adverse effect on the Company or the Business, nor is there any existing condition which, with the giving of notice or the passage of time, or both, would constitute such a material default.

(q) Properties. The Company has good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets used in its business or owned by it (except real and other properties and assets as are held pursuant to leases or licenses), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances, other than as shown on the Financial Statement, including, but not limited to a tax lien for unpaid real estate taxes. Moreover, No real property owned, leased, licensed, or used by the Company lies in an area which is, or to the knowledge of the Sellers will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or their ownership, leasing, licensing, or use of that real property in the Business in which the Company is now engaged or the business in which it contemplates engaging. The real and other properties and assets owned, leased, or licensed by the Company constitute all such properties and assets which are necessary to the business of the Company as presently conducted or as it contemplates conducting.

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(r) Patents and Trademarks. To the best of the knowledge of the Sellers, the Company owns, possesses and has good title to all of the copyrights, trademarks, trademark rights, patents, patent rights, and licenses necessary in the conduct of the Business. To the best of the knowledge of the Sellers, the Company is not infringing upon or otherwise acting adversely to the rights of any person, under, or in respect to, any copyrights, trademarks, trademark rights, patents, patent rights, or licenses owned by any person or entity, and there is no claim or pending or threatened action with respect thereto. The Company has the unrestricted right to use (free and clear of any rights or claims of others) all trade secrets, customer lists, manufacturing and other processes incident to the manufacture, use or sale of any and all products presently sold by it.

(s) Compliance with the Environmental Laws. To the knowledge of the Sellers, the Company has not violated and is not in violation of the Federal Clean Air Act (42 U.S.C. 7401, et seq.), Federal Water Pollution Control Act (33 U.S.C. 1251, et seq.), the Federal Resource Conservation and Recovery Act of 1976 (42 U.S.C. 6901, et seq.), the Federal Comprehensive the Environmental Responsibility, Clean Up and Liability Act of 1980 (42 U.S.C. 9601, et seq.), the Federal Toxic Substance Control Act of 1976 (15 U.S.C. 2601, et seq.) or any state or local laws or ordinances regulating the subjects covered by the federal statutes identified above, including rules and regulations thereunder.

(t) Absence of Certain Changes or Events. Since the Financial Statement Date, there has not been any change in or any event or condition (financial or otherwise) affecting the property, assets (including cash and all accounts receivable), liabilities, operations, or prospects of the Company, other than changes in the ordinary course of its business, none of which has (either when taken by itself or taken in conjunction with all other such changes) been materially adverse.

(u) Insurance Policies. Sellers currently have insurance contracts or policies (the “Policies”) in full force and effect which provide for coverage that are usual and customary as to amount and scope in the business of the Company. All of the Policies and Liability Policies remain in full force and effect. The Sellers have not breached or otherwise failed to perform, in any material respect, their obligations under any of the Policies or the Liability Policies nor have Sellers received any adverse notice or communication from any of the insurers under the Policies or the Liability Policies with respect to any such alleged breach or failure in connection with any of the Policies or the Liability Policies. All Policies are sufficient for compliance with all regulations, orders and all contracts to which Sellers is subject; are valid, outstanding, collectible and enforceable policies; and will not in any way be affected by, or terminate or lapse by reason of, the execution and delivery of this Agreement or the consummation of the Merger.

(v) Schedule of Assets. If requested by NECA, Sellers shall prepare and provide a schedule of assets owned by the Company containing (i) a true and complete listing of all property owned by the Company; (ii) a true and complete legal description of all real properties in which the Company has a leasehold interest, together with a description of each indenture, lease, sublease, or other instrument under which the Company claims or holds such leasehold interest, each of which is a good and valid leasehold interest, and all of which are in effect and enforceable according to their respective terms; (iii) a true and complete list of all patents, patent applications, patent licenses, trademarks, trademark registrations, and applications therefor, trade names, copyrights, and copyright registrations and applications therefor owned by the Company; and (iv) as of the Financial Statement Date, a true and complete list of all accounts receivable of the Company, together with information as to the aging of each such account receivable. Notwithstanding anything herein contained to the contrary, the invention by the Sellers with respect to helicopters, golf clubs and tie layer is excluded from this Agreement.

(w) Compliance with Law and Other Instruments. The business and operations of the Company have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities, except those which do not (either individually or in the aggregate) materially and adversely affect the Company.

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(x) Contracts. The Company is not a party to, or otherwise bound by any (i) written or oral contract; (ii) employment or consultant contract not terminable at will without cost or other liability; (iii) labor union contracts; (iv) bonus, pension, profit sharing, retirement, Unit purchase, stock option, hospitalization, group insurance, or similar employee benefit plan; (v) any real or personal property lease, as lessor or lessee; (vi) advertising or public relations contract; (vii) purchase, supply or service contract, which cannot be terminated without cost or expense to the Company if such termination occurs with less than 30 day’s notice; (viii) deed of trust, mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt, or any other agreement or arrangement whereby any of the assets or property of the Company is subject to a lien, encumbrance, charge or other restriction except such as shall be satisfied prior to the Closing Date; (ix) license agreement, whether as licensee or licensor; (x) contract or agreement involving any expenditure by the Company of more than $1000.00 in the aggregate; (xi) contract or agreement which the Company cannot terminate by giving less than 30 day’s notice; and (xii) contract to be performed in whole or in part more than 90 days from the date thereof and which cannot be terminated without cost or liability to the Company. To the best knowledge of the Sellers, the Company has in all respects performed all obligations required to be performed to date, and is not in material default in any respect under any of the contracts, agreements, leases, documents, or other commitments to which it is a party or otherwise bound or affected. All parties having material contracts with the Company are in material compliance therewith, and are not in material default thereunder.

(y) Records. The books of account and minute books of the Company are complete and correct, and reflect all those transactions involving its business which properly should have been set forth in such books.

4. Representations and Warranties of NECA. Where a representation contained in this Agreement is qualified by the phrase “to the best knowledge of NECA” (or words of similar import), such expression means that, after having conducted a due diligence review, NECA believes the statement to be true, accurate, and complete in all material respects. Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known. NECA hereby represents and warrants to the Sellers as follows:

(a) Power and Authority. NECA has full power and authority to execute, deliver and perform this Agreement and the Other Agreements.

(b) Binding Effect. Upon execution and delivery by NECA, this Agreement and the Other Agreements shall be and constitute the valid, binding and legal obligations of NECA enforceable against it in accordance with the terms hereof or thereof, except as the enforceability hereof and thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) No Consents. No consent, approval or authorization of, or registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Closing Date, be obtained or made by NECA prior to the Closing Date to authorize the execution, delivery and performance by NECA of this Agreement or the Other Agreements

5. Actions of the Company Pending the Closing Date. The Sellers agree that from the date hereof until the Closing Date:

(a) Operations. The Sellers will use their best efforts to cause the Company to (i) be operated in keeping with its customary practices and in compliance with all applicable laws, rules and regulations; and (ii) not engage in any transaction or make any commitment or expenditure.

(b) No Change in Corporate Charter. No change will be made in the Articles of Incorporation or Bylaws of the Company except as may be first approved in writing by NECA.

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(c) No Change in Compensation. No increase will be made in the compensation payable to or to become payable by the Company to any officer, employee, or agent, nor will any bonus payment or arrangement be made by the Company to or with any officer, employee, or agent thereof, except as may be first approved in writing by NECA.

(d) No Default. The Company shall timely pay and/or not suffer any default with respect to any of its contracts, commitments or obligations. The Company shall also continue to pay as they become due all accounts payable of the Company.

(e) No Contracts. No contract or commitment will be entered into by or on behalf of the Company, except as may be first approved in writing by NECA.

(f) Banking Relations. No change will be made affecting the banking and safe deposit arrangements of the Company, except as may be first approved in writing by NECA.

(g) Insurance. The Company shall keep all of its property and assets covered hereby insured in accordance with the present practice, and maintain, preserve and keep all improvements on its properties, all equipment, machinery and other personal property covered hereby in reasonably good condition and state of repair, reasonable wear excepted.

(h) No Liabilities. The Company shall not issue nor sell any of its Units, bonds, notes, or other corporate securities, nor incur any obligation or liability except current liabilities incurred in the ordinary course of business, nor mortgage, pledge, grant security interests covering, or additionally subject to lien or encumbrance any of its properties except as may be first approved in writing by NECA.

(i) Access to Records. The Sellers shall cause the Company to afford NECA and their attorneys, accountants, investment bankers and other representatives access, during normal business, to all of its business operations, properties, books, files, and records, and will cooperate in their examination thereof. No such examination, however, shall constitute a waiver or relinquishment by NECA of their right to rely upon covenants, representations, and warranties of the Sellers made herein or pursuant hereto. Until the Closing Date or the termination of this Agreement, whichever shall occur first, and after the termination of this Agreement in the event this Agreement does not close, NECA will hold in confidence all information so obtained by NECA as a result of such examination.

(j) Compliance. The Sellers shall cause the Company and its officers and employees to comply with all applicable provisions of this Agreement.

6. Covenants of NECA. NECA agrees and acknowledges that the Company has certain outstanding indebtedness and NECA hereby agrees to assume, and that it has assumed, as of the time of the Closing, September 17, 2013, the obligations to repay the indebtedness to such persons and in such amounts as set forth in Schedule I hereto (the “Assumed Indebtedness”), pursuant to the respective terms of the original instruments evidencing the Assumed Indebtedness, or, in the case of the Company’s employee, pursuant to the terms of such employment.

7. Conditions Precedent to Obligations of NECA. All obligations of NECA under this Agreement are subject to the fulfillment, prior to or at the Closing Date, of the following conditions which must be satisfied as herein specified. In connection with any item to be furnished by the Sellers prior to the Closing Date to NECA under this Paragraph, each such item shall be furnished within five days from the date hereof, and NECA, as well as the counsel of NECA, must be reasonably satisfied with any such item within 10 days after receipt of any such item. If NECA, or the counsel of NECA, is not reasonably satisfied within 10 days after receipt of any such item to be furnished under this Paragraph, then NECA may, at its sole option, declare that this Agreement is null and void, whereupon no party shall have any liability to the other hereunder or in connection with any other instrument executed in connection with the transactions contemplated herein. As used herein, the term “reasonably satisfied” shall mean that if any item furnished under this Paragraph is not at material variance with information previously furnished to NECA or if such item is as specified in this Paragraph, then the conditions of this Paragraph shall be deemed to have been satisfied. Such conditions are as follows:

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(a) Representations and Warranties True at the Closing Date. The representations and warranties of the Sellers herein shall be deemed to have been made again as of the Closing Date, and then be true and correct, subject to any changes contemplated by this Agreement. The Sellers shall have performed all of the obligations to be performed by them hereunder on or prior to the Closing Date.

(b) Proof of Authority. NECA’s counsel shall have received evidence reasonably sufficient to such counsel that the Sellers have all requisite authorizations necessary for consummation by the Sellers of the transactions contemplated hereby, and there has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

(c) Deliveries at the Closing Date. The Sellers shall have delivered to NECA at the Closing Date all of the documents required to be delivered hereunder.

(d) Inventory. The Sellers shall take a physical inventory for each item on the perpetual inventory system of the Company in order to determine the value of each item in the books and records of the Company and that each item so priced has a realizable value equal to the amount so recorded for each such item. The manner of pricing each item of the inventory shall be by using the current cost, if available, and if not, then by using the current manufacturer’s regular cost sheets made available to distributors. Provided, however, any broken, damaged, incomplete or obsolete items and items not then listed in the cost or the current manufacturer’s regular cost sheets shall not be included for the purposes of determining the value of the inventory. NECA, or any of its representatives, shall have the right to observe the taking of such inventory and to test the results thereof. Upon completion of such inventory, a schedule of inventory results will be prepared by the Chief Financial Officer of the Company and delivered to NECA. If such inventory is not satisfactory to NECA, then NECA shall have the option to terminate this Agreement pursuant to the terms of this Paragraph 6.

(e) Additional Financial Statement. The Sellers shall deliver to NECA an unaudited balance sheet of the Company and the related statement of income and retained earnings for the periods requested by NECA (the “Additional Financial Statement”). The Additional Financial Statement shall (i) be in accordance with the books and records of the Company; (ii) fairly present the financial condition of the Company at such dates and the results of its operations for the periods therein specified; (iii) be prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods; and (iv) with respect to all contracts and commitments of the Company, shall reflect adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income. Specifically, but not by way of limitation, the Additional Financial Statement shall disclose all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) of the Company on the dates therein specified (except such debts, liabilities, and obligations as are not required to be reflected therein in accordance with generally accepted accounting principles) and shall include appropriate reserves for all taxes and other liabilities accrued or due at such dates but not yet payable. Along with the Additional Financial Statement, the Company shall furnish to NECA a list of all accounts receivable of the Company dated within five days before the date of this Agreement together with an aging analysis. If the Additional Financial Statement is not satisfactory to NECA, then NECA shall have the option to terminate this Agreement pursuant to the terms of this Paragraph 6.

(f) Compensation Paid by the Company. The Sellers shall have delivered to NECA a true and complete list as of the date of this Agreement, certified by the Treasurer of the Company, showing (i) the names of all employees of the Company regardless of the amount of their compensation together with a statement of the full amount payable to any such person for services rendered or to be rendered to the Company prior to the Closing Date, and the basis therefor; (ii) the name of each bank in which the Company has an account, or safe deposit box, and the names of all persons authorized to draw thereon, or have access thereto.

(g) Environmental Matters. Before the Closing Date, NECA shall have access to the properties of the Company and the Business to perform the environmental studies that it deems reasonably necessary. In the event that NECA shall not be reasonably satisfied with any such environmental studies, the Sellers shall have the right, but not the obligation, to remedy any condition noted by NECA within a reasonable time after written notice from NECA. If such noted condition has not been corrected by the Closing Date, NECA shall have the option to terminate this Agreement, whereupon no party shall have any liability to any other party hereunder or in connection with any other instrument executed in relation to the transactions contemplated herein.

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(h) Certificates of Good Standing. The Sellers shall have delivered to NECA certificates or telegrams issued by appropriate governmental authorities evidencing the good standing of the Company as of a date not more than 10 days prior to the Closing Date, in the jurisdiction of its incorporation.

(i) Resolutions. NECA’s counsel shall have received certified resolutions of a meeting of the Board of Directors of the Company pursuant to which this Agreement and the transactions contemplated hereby were duly and validly approved, adopted and ratified by the Sellers, as the sole Unitholders of the Company, all in form and content satisfactory to such counsel, authorizing (i) the execution, delivery and performance of this Agreement, (ii) such other documents and instruments as shall be necessary to consummate the transactions contemplated hereby and thereby, and (iii) all actions to be taken by the Sellers hereunder.

(j) Status of Litigation. With respect to any matters affecting the Company and in litigation, NECA shall have the right to make an independent review of such matters. If NECA is not satisfied with such review, then NECA shall have the option to terminate this Agreement pursuant to the terms of this Paragraph.

(k) Tax Returns. The Sellers shall have delivered to NECA copies of all federal and state tax returns for the Company for the past three years including but not limited to all income, payroll, sales, excise, use and franchise tax returns for the Company, together with any audit reports issued in connection with any such returns.

(l) Corporate Records, etc. The Sellers shall have delivered to NECA copies of the Articles of Incorporation, Bylaws, minute books, and other corporate governance materials used since the inception of the Company.

(m) Certification. The Sellers shall have delivered to NECA at the Closing Date a certificate dated as of the Closing Date, executed by the Sellers, certifying that the conditions specified in this Agreement have been fulfilled.

(n) Resignations of Directors and Officers. The Sellers shall have delivered to NECA at the Closing the written resignations of all of the directors and officers of the Company.

(o) Other Matters. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to NECA and its counsel, whose approval shall not be unreasonably withheld.

8. Conditions Precedent to Obligations of the Sellers. All obligations of the Sellers under this Agreement are subject to the fulfillment, prior to or at the Closing Date, of the following conditions:

(a) Representations and Warranties True at Closing Date. The representations and warranties of NECA herein shall be deemed to have been made again at the Closing Date, and then be true and correct, subject to any changes contemplated by this Agreement. NECA shall have performed all of the obligations to be performed by NECA hereunder on or prior to the Closing Date.

(b) Proof of Authority. Counsel for the Sellers shall have received evidence reasonably sufficient to such counsel that NECA has all requisite authorizations necessary for consummation by NECA of the transactions contemplated hereby, and there has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation that might reasonably be expected to result in any such injunction or order is pending.

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(c) No Orders. There has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

(d) Other Matters. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to the Sellers and their counsel, whose approval shall not be unreasonably withheld.

9. The Nature and Survival of Representations, Covenants and Warranties. All statements and facts contained in any memorandum, certificate, instrument, or other document delivered by or on behalf of the parties hereto for information or reliance pursuant to this Agreement, shall be deemed representations, covenants and warranties by the parties hereto under this Agreement. All representations, covenants and warranties of the parties shall survive the Closing Date and all inspections, examinations, or audits on behalf of the parties, shall expire 18 months following the Closing Date.

10. Indemnification by the Sellers. The Sellers agree to indemnify and hold harmless NECA and/or the Company against and in respect to all damages (as hereinafter defined). Damages, as used herein shall include any claim, salary, wage, action, tax, demand, loss, cost, expense, liability (joint or several), penalty, and other damage, including, without limitation, counsel fees and other costs and expenses reasonably incurred in investigating or attempting to avoid same or in opposition to the imposition thereof, or in enforcing this indemnity, resulting to NECA and/or the Company from any inaccurate representation made by or on behalf of the Sellers in or pursuant to this Agreement, breach of any of the warranties made by or on behalf of the Sellers in or pursuant to this Agreement, or breach or default in the performance by the Sellers of any of the obligations to be performed by him hereunder.

11. Records of the Company. For a period of five years following the Closing Date, the books of account and records of the Company pertaining to all periods prior to the Closing Date shall be available for inspection by the Sellers for use in connection with tax audits.

12. Termination. In the event of the termination of this Agreement prior to the Closing Date, except with respect to the obligation of confidentiality described below, no party shall have any obligation to any other in connection herewith or in connection with any other documents which may have been executed by any party with respect to the transactions contemplated by this Agreement whether or not such documents are described herein. Provided, however, in the event of termination of this Agreement, the Sellers and NECA shall, and shall cause its principals, officers and other personnel and authorized representatives to, hold in confidence, and not disclose to any other party without the other party’s prior consent, all information received by any of such party hereto from any other party hereto in connection with the transactions contemplated hereby except as may be required by applicable law or as otherwise contemplated herein.

13. Cooperation. The parties hereto will each cooperate with the other, at the other’s request and expense, in furnishing information, testimony, and other assistance in connection with any actions, proceedings, arrangements, disputes with other persons or governmental inquiries or investigations involving the parties hereto or the transactions contemplated hereby.

14. Further Conveyances and Assurances. After the Closing Date, the Sellers, the Company, and NECA will, without further cost or expense to, or consideration of any nature from the other, execute and deliver, or cause to be executed and delivered, to the other, such additional documentation and instruments of transfer and conveyance, and will take such other and further actions, as the other may reasonably request as more completely to consummate the transactions contemplated hereby.

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15. Closing Date. The Closing of the purchase and sale of the Company Units contemplated hereunder (the “Closing”) shall be on September 17, 2013, subject to acceleration or postponement from time to time as the parties hereto may mutually agree (the “Closing Date”). The Closing shall take place at a location determined by the Parties.

16. Deliveries on the Closing Date by the Sellers. At the Closing, the Sellers shall deliver the following: a) Certificates representing all Units of the Company, duly endorsed by the Sellers, free and clear of all liens, claims, encumbrances, and restrictions of every kind except for the restrictive legend required by Rule 144 promulgated under the Securities Act, if applicable; and b) the certificate(s), resolutions, agreements and schedules as described herein and Sellers shall deliver any other document which may be necessary to carry out the intent of this Agreement in reasonably satisfactory in form and substance to NECA and its counsel.

17. Deliveries on the Closing Date by NECA. At the Closing, NECA shall deliver the following: a) The consideration described herein; and b) the certificate(s), resolutions, agreements and schedules as described herein and Sellers shall deliver any other document which may be necessary to carry out the intent of this Agreement in

18. No Assignment. This Agreement shall not be assignable by any party without the prior written consent of the other parties, which consent shall be subject to such party’s sole, absolute and unfettered discretion.

19. Brokerage. The parties hereto agree to indemnify and hold harmless each other against, and in respect of, any claim for brokerage or other commissions relative to this Agreement, or the transactions contemplated hereby, based in any way on agreements, arrangements, understandings or contracts made by either party with a third party or parties whatsoever.

20. Benefit. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

21. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail, if to the Sellers, addressed to Jeffrey Canouse, 1111 Alderman Drive, Suite 210, Alpharetta, GA 30005; and if to NECA, addressed to 1111 Alderman Drive, Suite 210, Alpharetta, GA 30005, Any party hereto may change its address upon 10 days written notice to any other party hereto.

22. Waiver. No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

23. Cumulative Rights. The rights and remedies of any party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

24. Invalidity. In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

25. Incorporation by Reference. The Exhibits and Schedules to this Agreement referred to or included herein constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

26. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile transmission or PDF copy of this signed Agreement shall be legal and binding on all parties hereto.

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27. Controlling Agreement. In the event of any conflict between the terms of this Agreement or any of the Other Agreements or exhibits referred to herein, the terms of this Agreement shall control.

28. Press Releases and Public Announcements. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its efforts to advise the other parties prior to making the disclosure).

29. Entire Agreement. This instrument and the attachments hereto contain the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

30. Construction; Venue. This Agreement shall be construed in accordance with the laws of the State of Georgia, United States of America. Notwithstanding either party’s place of business, the venue for any lawsuit arising as a result of this Agreement shall be Atlanta, Georgia.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

New America Energy Corp.

By:	/s/ Jeffresy Canouse
Jeffrey Canouse
President

Unitholder

/s/ Jeffresy Canouse
JEFFREY CANOUSE, an individual

Title King, LLC

By:	/s/ Jeffresy Canouse
Jeffrey Canouse
Manager and Sole Member

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Schedule I

Assumed Indebtedness

●	Machiavelli Ltd. LLC – $150,000 under Convertible Note

●	Jahoco, LLC – $100,000 under Convertible Note

●	Jeffrey M. Canouse - $315,000 in accrued salary

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